EXHIBIT 13

             CONSENT OF TANNER + CO., COMPANY'S INDEPENDENT AUDITORS
                     FOR THE YEARS ENDING DECEMBER 31, 2002,
                    DECEMBER 31, 2001, AND DECEMBER 31, 2000








                          INDEPENDENT AUDITORS' CONSENT
                          -----------------------------



Utah Medical Products, Inc.

     We consent to the incorporation by reference in Registration Statement Nos. 33-24781, 33-44100, 33-89394, and 33-89434 of Utah Medical Products, Inc. on
Forms S-8 of our report dated January 21, 2003, appearing in this Annual Report on Form 10-K of Utah Medical Products, Inc. for the years ended December 31, 2002, December 31, 2001, and December 31, 2000



 /s/ Tanner + Co.


Salt Lake City, Utah
March 26, 2003